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                                                                    EXHIBIT 23.6




                         CONSENT OF INDEPENDENT AUDITORS

We have included our report dated January 31, 2000 accompanying the financial statements of IndustrialVortex.com, Inc. as of December 31, 1999 and for the period from May 20, 1999 (inception) to December 31, 1999, contained in this Registration Statement, and we consent to the use of the aforementioned report in this Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts".




MORGENSTERN & ASSOCIATES


Vorhees, NJ
June 27, 2000